EXHIBIT 99.2

ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) dated May 13, 2024, 2024 (the “Effective Date”), by and between LC Food Concepts, LLC, a Florida limited liability company (“Assignor”), and 1519BT, LLC, an Indiana limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignee operates a restaurant known as Schnitzel Haus (the “Business”) located at Seabranch Square, 5687 SE Crooked Oak Avenue, Hobe Sound, Florida 33455 (the “Premises”)

WHEREAS, Assignee and Assignor are parties to a Business Asset Purchase Agreement dated the date hereof pursuant to which Assignee is purchasing the assets comprising the Business (the “Purchase Agreement”); and

WHEREAS, as a condition to proceeding with the Purchase Agreement, Assignee requires that Assignor assign to Assignee the lease governing the Premises between Seabranch Jill TIC, LLC and Seabranch Jan TIC, LLC, as landlords and lessors (the “Landlords”), and Assignor, as lessee, as amended (the “Lease”), effective as of the closing date of the Purchase Agreement (the “Closing Date”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. Assignment. Effective as of the Closing Date, Assignor assigns, conveys, transfers, and sets over to Assignee, its successors and assigns, all of Assignor's right, title, and interest in, to, and under the Lease, together with all options, rights, contracts, licenses, permits, deposits, and profits appurtenant to or related to the Lease.

2. Assumption. Assignee hereby accepts the foregoing assignment and assumes all of the obligations of Assignor as tenant under the Lease accruing from and after the Effective Date and agrees, for the benefit of Assignor, its successors and assigns, and for the benefit of Landlord, its successors and assigns, to pay, perform, discharge when due, and otherwise satisfy in due course all of such obligations and liabilities of the tenant under and in accordance with the provisions of the Lease.

3. Further Assurances. Assignor and Assignee shall, at any time and from time to time, upon the reasonable request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

4. Counterparts. This Assignment may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment and Assumption of Lease effective as of the date first above written.

ASSIGNOR: LC Food Concepts, LLC, a Florida limited liability company

By:	/s/ Ardith Dumbrose
Name:	Ardith Dumbrose
Title:	Duly Authorized

ASSIGNEE: 1519BT, LLC, an Indiana limited liability company

By:	/s/ Kenneth Brimmer
Name:	Kenneth Brimmer
Title:	Chief Financial Officer

# FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease is entered into this 31 day of October 2022 by and between Seabranch Square, LLC a Florida limited liability company, c/o SLC Commercial 2488 SE Willoughby Blvd., Stuart, FL 34994 as Landlord, and LC Food Concepts, LLC, a Florida limited liability company, as Tenant

WHEREAS, the parties did enter into a Lease Agreement dated November 10, 2017, for the Premises located in Seabranch Square, 5687 SE Crooked Oak Ave., Hobe Sound, FL 33455, specifically Units 4B-D; and

WHEREAS, the parties did enter into a First Amendment to Lease dated March 30, 2020, for the Premises located in Seabranch Square, 5687 SE Crooked Oak Ave., Hobe Sound, FL 33455, specifically Units 4B-D; and

WHEREAS, the parties did enter into a Second Amendment to Lease dated May 1, 2020, for the Premises located in Seabranch Square, 5687 SE Crooked Oak Ave., Hobe Sound, FL 33455, specifically Units 4B-D; and

WHEREAS, the parties did enter into a Third Amendment to Lease dated July 31, 2020, for the Premises located in Seabranch Square, 5687 SE Crooked Oak Ave., Hobe Sound, FL 33455, specifically Units 4B-D; and

WHEREAS, the above referenced lease will expire on January 31, 2023; and

WHEREAS, Tenant has expressed desire to exercise their last 5-year option of renewal with a 3% annual increase for the term of the renewal. Rent Schedule is as follows:

| | | | | | | |
|---|---|---|---|---|---|---|
| | LC Food Concepts, LLC d/b/a Schnitzel Haus | | | | | |
| | 5687 SE Crooked Oak Ave - Unit 4B-D | | | | | |
| | Hobe Sound, FL 33455 | | | | | |
| | | | | | | |
| | Square Footage | 4,100 | | | | |
| | Date | Per SF | Base Rent | *CAM | *Sales Tax 6% | Monthly Rent |
| Year 1 | 02/01/2023 - 01/31/2024 | $ 12.17 | $4,158.08 | $ 2,391.67 | $ 392.99 | $ 6,942.74 |
| Year 2 | 02/01/2024 - 01/31/2025 | $ 12.54 | $4,284.50 | $ 2,391.67 | $ 400.57 | $ 7,076.74 |
| Year 3 | 02/01/2025 - 01/31/2026 | $ 12.92 | $4,414.33 | $ 2,391.67 | $ 408.36 | $ 7,214.36 |
| Year 4 | 02/01/2026 - 01/31/2027 | $ 13.31 | $4,547.58 | $ 2,391.67 | $ 416.36 | $ 7,355.61 |
| Year 5 | 02/01/2027 - 01/31/2028 | $ 13.71 | $4,684.25 | $ 2,391.67 | $ 424.56 | $ 7,500.48 |
| | | | | | | |
| | *(Note: Florida State Sales Tax may be adjusted as stipulated by the Florida Department of Revenue. Real Estate Tax, Insurance & CAM are estimated and may be adjusted to more accurately reflect actual expenses.) | | | | | |

Document ID: [illegible]

# FOURTH AMENDMENT TO LEASE

NOW, THEREFORE, the lease is hereby amended as follows:

1. **Lease Expiration:** New Lease expiration date will be January 31, 2028

2. **Base Rent:** The Base Rent will increase to $12.17sf February 1, 2023, and by 3% for each subsequent year for the term of the lease

3. **Certificate of Insurance:** Tenant will provide Landlord with current Certificate of Insurance naming Seabranch Square, LLC (Landlord) as Additional Insured

All other terms and conditions as set forth in the original lease shall remain in full force and effect.

If any portion of this Fourth Amendment to Lease shall contradict the language of the original Lease Agreement, then the language of this Fourth Amendment of Lease shall take precedent.

LANDLORD:
Seabranch Square, LLC a Florida limited
Liability company

By: ____________________
Signer ID: GSV102JQR2...
Brittany Sobering, Its Manager

Date: 11/03/2022

Tenant:
LC Food Concepts, LLC a Florida
Liability company

By: Lenh Dombrose
Signer ID: W7DL2BNFS8...
Lenh Dombrose, Its Manager

Date: 11/01/2022

Document ID: [illegible]

# Signature Certificate

Envelope Ref:98491b638451d2b20b3c412e39b7eff20c70b649

| Author: | Pamela Delgado-Hoye | Creation Date: | 27 Oct 2022, 15:10:39, EDT | Completion Date: | 01 Nov 2022, 10:06:15, EDT |
|---|---|---|---|---|---|

## Document Details:

| | |
|---|---|
| Name: | Fourth Amendment to Lease 10.26.2022 |
| Type: | |
| Document Ref: | 6ec7206f2c890d323197254013ec21aaa414fa15df0fcbbcb44602d00e7bc46b |
| Document Total Pages: | 2 |

## Document Signed By:

| | |
|---|---|
| Name: | Ardith Dombrose |
| Email: | arthurdombrose@gmail.com |
| IP: | 2601:584:101:c4e0:a979:b299:f006:46af |
| Location: | PORT SALERNO, FL (US) |
| Date: | 01 Nov 2022, 10:06:15, EDT |
| Consent: | eSignature Consent Accepted |
| Security Level: | Email |

Lenh Dombrose

Signer ID :W7DL2BNFS8...

## Document History:

| | |
|---|---|
| Envelope Created | Pamela Delgado-Hoye created this envelope on 27 Oct 2022, 15:10:39, EDT |
| Invitation Sent | Invitation sent to Ardith Dombrose on 27 Oct 2022, 15:13:50, EDT |
| Invitation Accepted | Invitation accepted by Ardith Dombrose on 28 Oct 2022, 08:33:35, EDT |
| Signed by Ardith Dombrose | Ardith Dombrose signed this Envelope on 01 Nov 2022, 10:06:15, EDT |
| Executed | Document(s) successfully executed on 01 Nov 2022, 10:06:15, EDT |
| Signed Document(s) | Link emailed to arthurdombrose@gmail.com |
| Signed Document(s) | Link emailed to pamela@slccommercial.com |

Foxit ESIGN

Document ID: ebc2874de31f958613df999c6494d402c0113e74308d9ef2dfd0d7c760fde654

# Signature Certificate

Envelope Ref:324b05cb1582b1baae5b1884f4108cc0397591d5

| Author: | Pamela Delgado-Hoye | Creation Date: | 01 Nov 2022, 10:30:06, EDT | Completion Date: | 03 Nov 2022, 08:32:38, EDT |
|---|---|---|---|---|---|

## Document Details:

| | |
|---|---|
| Name: | Fourth Amendment to Lease 10.26.2022-Signed by TT |
| Type: | |
| Document Ref: | ebc2874de31f958613df999c6494d402c0113e74308d9ef2dfd0d7c760fde654 |
| Document Total Pages: | 3 |

## Document Signed By:

| | |
|---|---|
| Name: | Brittany Sobering |
| Email: | brittanysobering@gmail.com |
| IP: | 107.115.227.23 |
| Location: | ORLANDO, FL (US) |
| Date: | 03 Nov 2022, 08:32:37, EDT |
| Consent: | eSignature Consent Accepted |
| Security Level: | Email |

Signer ID :GSV102JOR2...

## Document History:

| | |
|---|---|
| Envelope Created | Pamela Delgado-Hoye created this envelope on 01 Nov 2022, 10:30:06, EDT |
| Invitation Sent | Invitation sent to Brittany Sobering on 01 Nov 2022, 10:31:31, EDT |
| Invitation Accepted | Invitation accepted by Brittany Sobering on 01 Nov 2022, 19:39:19, EDT |
| Signed by Brittany Sobering | Brittany Sobering signed this Envelope on 03 Nov 2022, 08:32:37, EDT |
| Executed | Document(s) successfully executed on 03 Nov 2022, 08:32:38, EDT |
| Signed Document(s) | Link emailed to brittanysobering@gmail.com |
| Signed Document(s) | Link emailed to pamela@slccommercial.com |

Foxit ESIGN

Draft

# LEASE AGREEMENT
# FOR
# SEABRANCH SQUARE
## HOBE SOUND, FLORIDA

LANDLORD: SEABRANCH SQUARE, LLC
a Florida limited liability company

DATE: NOVEMBER 10, 2017

LC FOOD CONCEPTS, LLC
11/10/2017

Page 1 of 29 Landlord Tenant

# SEABRANCH SQUARE

# HOBE SOUND, FLORIDA

# LEASE SUMMARY

| | |
|---|---|
| DATE OF LEASE: [Section 6] | November 10, 2017 |
| LANDLORD: | **SEABRANCH SQUARE, L.L.C.**<br>a Florida limited liability company<br>400 High Point Dr. Suite 500<br>Cocoa, FL 32926<br>(321) 636-0200; fax: (321) 636-8406 |
| TENANT: | **LC FOOD CONCEPTS, LLC**<br>a Florida limited liability company<br>3650 NW Mediterranean Lane<br>Jensen Beach, FL 34957 |
| SHOPPING CENTER: [Section 1.1] | **SEABRANCH SQUARE**<br>5639 – 5693 SE Crooked Oak Ave.<br>Hobe Sound, Florida 33455 |
| SUITE NUMBER: [Section 1.1] | Unit 4B/C/D |
| ADDRESS OF PREMISES: [Section 1.1] | 5687 SE Crooked Oak Ave., Unit 4B/C/D<br>Hobe Sound, Florida 33455 |
| GROSS LEASABLE AREA OF PREMISES: [Section 1.1] | Approx. 4,100 ± Square Feet |
| GROSS LEASABLE AREA OF SHOPPING CENTER: [Section 10] | Approx. 21,885± Square Feet |
| TENANT'S PRO RATA SHARE [Section ] | 18.734% |
| LEASE TERM: [Section 2] | Five (5) years |
| LEASE COMMENCEMENT DATE: | December 1, 2017 |

LC FOOD CONCEPTS, LLC
11/10/2017
Page 2 of 29

Landlord Tenant

RENT COMMENCEMENT DATE: December 1, 2017

LEASE EXPIRATION DATE: November 30, 2022
[Section 2]

PERMITED USE(s): Tenant shall be permitted to use the premises for the purpose of operating an eat-in restaurant.
[Section 7.1]

BUILDOUT IMPROVEMENTS: Any and all buildout/improvements must be approved by the Landlord prior to any such work being done and will be at the sole expense of the Tenant.

BASE RENT:
[Section 8.1]

| Period | Annual Base Rent | Monthly Base Rent |
|---|---|---|
| From: 12/01/17<br>To: 11/30/18 | 43,050.00 | $3,587.50 ($10.50/sq.ft.) |

TOTAL MONTHLY PAYMENT
FOR PERIOD 12/01/17-11/30/18:

| | |
|---|---|
| $3,587.50 | Monthly Base Rent ($10.50/sq.ft.) |
| 1,120.00 | Common Area Maintenance (CAM) |
| 225.00 | On-Site Management Fee |
| 315.00 | Insurance |
| 365.00 | Real Estate Taxes |
| 115.00 | Admin Overhead Fee |
| 85.00 | Pylon Sign** |
| $5,812.50 | Subtotal |
| 348.75 | 6% FL Sales Tax |
| $6,161.25 | Total Monthly Payment |

(**This sign rental increases at the same rate and on the same date as annual Base Rent increases.)

(CAM, Insurance, Real Estate taxes, Mgmt Fee and Admin Overhead are estimated and may be adjusted from time to time to more accurately reflect actual expenses. Sales tax is subject to change per the Florida Department of Revenue.)

RENT INCREASES: Base rent will increase by 3% on December 1st of each year throughout the 5-year term of the lease.

PAYMENT METHOD: Tenant agrees to allow Landlord to collect rent and other payments due Landlord via ACH debit of Tenant's bank account.

OPTION TO RENEW: Tenant will be granted option to renew for one 5-year period at the expiration of the initial Lease term with ninety (90) days advance written notice to Landlord provided all requirements of Section 63 of the Lease have been met. Renewal rate for the first year of this option period shall be 3% above the then current base rent with annual base rent increases of 3% for each remaining year of the renewal period.

LC FOOD CONCEPTS, LLC
11/10/2017
Page 3 of 29
Landlord
Tenant

## ADVANCED PAYMENT:

| | | |
|---|---|---|
| SECURITY/DAMAGE DEPOSIT: [Section 14.1] | $10,000.00 | **Due upon execution of Lease** Tenant's advance payment of $10,000 security deposit is paid in lieu of providing "Last Month's (estimated) Rent" |
| FIRST MONTH'S RENT | $6,161.25 | **Due upon execution of Lease** |
| TOTAL ADVANCED PAYMENT | $16,161.25 | |

PERSONAL GUARANTY: Personal Guaranty will be required to be executed by both Ardith Dombrose and Lenh Dombrose, his wife.

GENERAL LIABILITY INSURANCE: Tenant shall provide Landlord with Certificate of Insurance reflecting general liability coverage of not less than $1,000,000 naming Seabranch Square, LLC as additional insured and Certificate Holder.

TENANT'S ADDRESS FOR NOTICES:
[Section 43]

Prior to Lease Commencement Date:

Attention: Ardith and Lenh Dombrose
Address: 3650 NW Mediterranean Lane
Jensen Beach, FL 34957
Telephone: (772) 209-8804 (Cell)
Email: arthurdombrose@gmail.com

Following Lease Commencement Date:

5687 SE Crooked Oak Avenue, Unit 4B C/D
Hobe Sound, FL 33455
Attention: Ardith Dombrose
Telephone: (772) 209-8804 (Cell)
Fax:
Email: arthurdombrose@gmail.com

LANDLORD'S ADDRESS FOR NOTICES:
[Section 43]

Landlord's Address for Lease Payments and Notices: [Section 8.1] and [Section 43]

SEABRANCH SQUARE, LLC
400 High Point Drive, Suite #500
Cocoa, Florida 32926
Attention: Property Manager
Telephone: (321) 636-0200; fax: (321) 636-8406
E-Mail: susan@ss-fl.com

LC FOOD CONCEPTS, LLC
11 10 2017
Page 4 of 29 BWS Landlord SD Tenant

**THE FOLLOWING PROVISIONS ARE APPLICABLE <u>ONLY IF CHECKED</u>, OTHERWISE THEY ARE NOT A PART OF THIS LEASE:**

| | |
|---|---|
| EXCLUSIVE USE RIGHT [Section 7.2] (Exhibit F) | Yes____ No _X__ |
| PERCENTAGE RENT APPLICATOR [Section 9.1] | Yes____ No _X__ ______% |
| SALES BREAKPOINT [Section 9.1] | Yes____ No _X__ $______ |
| TRANSACTION BROKER [Section 52]<br>Broker Name: SLC Commercial, LLC | Yes X____ No____ |
| RENEWAL TERM [Section 63] | Yes _X_ No_____ |
| Renewal Term Minimum Gross Sales Amount [Section 63(f)] | $_____N A__________ |

LC FOOD CONCEPTS, LLC
11/10/2017
Page 5 of 29

Landlord Tenant

LEASE INDEX

1. PREMISES
2. LEASE TERM AND COMMENCEMENT DATE
3. ACCEPTANCE OF PREMISES
4. FAILURE TO OPEN
5. QUIET ENJOYMENT
6. EFFECTIVE DATE
7. USE
8. BASE RENT
9. PERCENTAGE RENT AND MONTHLY SALES REPORT
10. ADDITIONAL RENT
11. PAYMENT OF ADDITIONAL RENT
12. PRORATION
13. APPLICATION OF PAYMENTS FROM TENANT
14. SECURITY/DAMAGE DEPOSIT & LAST MONTH'S RENT
15. CONTRACTUAL SECURITY INTEREST
16. USE OF COMMON AREAS
17. IMPROVEMENTS AND ALTERATIONS OF SHOPPING CENTER BY LANDLORD
18. COMMON AREA MAINTENANCE "OPERATING COSTS"
19. IMPROVEMENTS AND ALTERATIONS OF PREMISES BY TENANT
20. REPAIRS BY LANDLORD
21. REPAIRS BY TENANT
22. RUBBISH REMOVAL
23. SIDEWALKS
24. UTILITIES
25. PERSONAL PROPERTY AND LEASEHOLD IMPROVEMENT TAXES
26. LIABILITY INSURANCE
27. PERSONAL PROPERTY INSURANCE
28. SUBROGATION
29. LIMITED LIABILITY
30. INDEMNIFICATION
31. DAMAGE OR DESTRUCTION
32. CONDEMNATION
33. ASSIGNMENT AND SUBLETTING
34. SUBORDINATION
35. DEFAULT
36. RIGHTS AND REMEDIES
37. INSOLVENCY OR BANKRUPTCY
38. WAIVER OF JURY
39. ACCESS BY LANDLORD
40. SALE BY LANDLORD
41. SURRENDER OF PREMISES
42. RELOCATION OF PREMISES
43. NOTICES
44. INABILITY TO PERFORM
45. ADVERTISING AND PROMOTIONAL FUND
46. RULES AND REGULATIONS

LC FOOD CONCEPTS, LLC
11/10/2017

Page 6 of 29

Landlord

Tenant

47. ATTORNEY'S FEES
48. LATE PAYMENTS
49. TIME OF ESSENCE
50. HOLDING OVER
51. PARTIAL INVALIDITY
52. BROKER DISCLAIMER
53. WAIVER
54. LEASE GUARANTEE
55. SUCCESSORS AND ASSIGNS
56. HEADINGS OF LANDLORD AND TENANT
57. NO ESTATE BY TENANT
58. ENTIRE AGREEMENT
59. GOVERNING LAW
60. HAZARDOUS SUBSTANCE
61. EXHIBITS AND ADDENDA
62. NO RECORDING
63. OPTION TO RENEW
64. SIGNAGE
65. CONDITIONS PRECEDENT
66. EXECUTION OF ESTOPPEL CERTIFICATE
67. FAILURE TO EXECUTE ESTOPPEL CERTIFICATE
68. RADON WARNING-NOTICE TO PROSPECTIVE TENANT
69. VENUE; REMOVAL; WAIVER OF JURY TRIAL; CHOICE OF LAW
70. SEVERABILITY
71. NO PARTNERSHIP OR JOIN VENTURE
72. SPECIAL PROVISIONS

EXHIBITS TO LEASE (where applicable)

Exhibit A PREMISES LAYOUT
Exhibit B SHOPPING CENTER LAYOUT AND PROPERTY LEGAL DESCRIPTION
Exhibit C PERSONAL GUARANTY AGREEMENT
Exhibit D TENANT DESIGN AND CONSTRUCTION CRITERIA
Exhibit D1 PLANS AND SPECIFICATIONS
Exhibit E TENANT ACCEPTANCE AGREEMENT
Exhibit F EXCLUSIVE USE RIGHT (IF APPLICABLE)
Exhibit G SITE PLAN "EXCLUSIVE USE AREA"
Exhibit H TENANT SIGN CRITERIA
Exhibit I FREE-STANDING MARQUEE/HIGH RISE SIGN

LC FOOD CONCEPTS, LLC
11/10/2017
Page 7 of 29 Landlord Tenant

# LEASE AGREEMENT
# FOR
# SEABRANCH SQUARE

THIS LEASE, made as of this 10th day of November, 2017 by and between SEABRANCH SQUARE, L.L.C., a Florida limited liability company whose principal address for purposes hereunder is 400 High Point Drive, Suite #500, Cocoa, Florida 32926 ("Landlord"), and LC FOOD CONCEPTS, LLC, a Florida limited liability company, whose principal address is 3650 NW Mediterranean Lane, Jensen Beach, FL 34957 ("Tenant"). Landlord and Tenant acknowledge each to the other that they have received full and sufficient consideration to enter into and bind themselves to the terms and conditions set forth herein.

1. **PREMISES**

1.1 Tenant hereby leases from Landlord that certain space (the "Premises"), identified as the Suite Number referenced within the attached Lease Summary incorporated into this Lease, and by this reference made a part hereof (the "Lease Summary"), containing the approximate square footage of gross leasable area as set forth in the Lease Summary, the Shopping Center described in the Lease Summary (the "Shopping Center"), with the approximate dimensions and location of the Premises more fully delineated within attached **Exhibit A**. The Premises does not include any part of the exterior portions of the exterior walls of the building in which the Premises are located, nor the walks or Common Areas, as the latter is defined herein.

1.2 Tenant covenants to keep and perform each and all of the terms, covenants and conditions herein set forth.

1.3 The Shopping Center layout and legal description of the Shopping center are attached hereto as **Exhibit B.**

2. **LEASE TERM AND COMMENCEMENT DATE**

The term of this Lease shall be for the length of time set forth in the Lease Summary, commencing on ~~the earlier of (i)~~ The Commencement Date set forth in the Lease Summary. ~~or (ii) thirty (30) days following the date Landlord notifies Tenant that the Premises have been constructed substantially in accordance with Exhibit D (and Exhibit D-1 if this Exhibit is applicable) (the "Commencement Date"),~~ and expiring on the Expiration Date set forth in the Lease Summary (the "Expiration Date"). ~~Tenant shall provide written acknowledgment of the Lease Commencement Date and Lease Expiration Date to Landlord prior to Tenant's possession of the Premises by executing a completed Tenant Acceptance Agreement in the form attached hereto as Exhibit E, which Agreement shall be considered effective on the date executed by Landlord.~~ Tenant shall continuously operate its business within the Premises in full compliance with the terms and conditions of this Lease throughout the term of this Lease.

3. **ACCEPTANCE OF PREMISES**

Tenant acknowledges it has fully inspected and accepts the Premises in its present "as is" condition. ~~or in the event Landlord is to construct the Premises or to add further improvements thereto, Tenant has reviewed and approved attached Exhibit D, and D-1 (if applicable), and all of the provisions set forth therein.~~

LC FOOD CONCEPTS, LLC
11/10/2017
Page 8 of 29 Landlord Tenant

## 4. FAILURE TO OPEN

In the event Tenant shall fail to open for business, fully fixtured, stocked and staffed within thirty (30) days following the Commencement Date, Landlord shall have, in addition to any and all remedies provided herein, the option to terminate this Lease.

## 5. QUIET ENJOYMENT

Subject to Tenant observing and performing all of the covenants, conditions and provisions required of Tenant herein, Tenant shall have quiet possession of the Premises throughout the term of this Lease.

## 6. EFFECTIVE DATE

This Lease shall become a binding and enforceable agreement upon the date it is executed by Landlord, which date is set forth in the Lease Summary as the "Effective Date".

## 7. USE

7.1 Tenant shall use and occupy the Premises for the use and purposes described in the Lease Summary only and shall not use the Premises for any other purposes without the express written consent of Landlord.

7.2 In the event Landlord has granted Tenant an exclusive use right within the Shopping Center (which exclusive use right would be as delineated in Exhibit F attached hereto), said exclusive use right shall only benefit Tenant (and not any successors, assigns or subtenants of Tenant) and shall not be applicable when relating to incidental product sales by another tenant located within the Shopping Center (incidental product sales being defined herein as representing less than 10% of total store revenues). Such exclusive use right shall be granted solely to Tenant and shall automatically expire upon the assignment, sublease or other transfer of Tenant's rights or interest hereunder.

7.3 Tenant acknowledges that Landlord has granted exclusive use rights to other tenants in the Shopping Center and that Landlord has also imposed certain prohibited uses and activities within the Shopping Center as well. All such exclusive use rights and prohibited uses are described in a declaration governing use covenants and restrictions for the Shopping Center, which declaration may be amended from time to time without further notice to Tenant. During the term of this Lease, and any extensions or renewals thereof, neither Tenant nor any successor, assignor, subtenant, licensee or other user claiming any rights under Tenant or this Lease, shall engage in any use of the Premises that either violates an exclusive use right granted by Landlord to another tenant within the Shopping Center, or represents a use or activity that is specifically prohibited within the Shopping Center, or could otherwise injure, annoy, or be considered a nuisance to other tenants in the Shopping Center. Tenant shall indemnify and hold Landlord harmless against any and all claims (including court costs and reasonable attorneys' fees) that result from Tenant's breach of this covenant.

## 8. BASE RENT

8.1 Tenant shall pay to Landlord, in advance on or before the first day of each calendar month during the term of this Lease, at the address set forth in the Lease Summary or at such other address as directed by Landlord from time to time, without notice, demand, deduction or set-off whatsoever, by **ACH Debit or other electronic funds transfer method**, in advance, the Base Rent set forth in the Lease Summary, together with any sales, use or other taxes which may be assessed thereon.

8.2 The first scheduled payment of Base Rent and Additional Rent (as the latter is herein defined), shall be paid by Tenant on or before the Commencement date.

LC FOOD CONCEPTS, LLC
11/30/2017
Page 9 of 29 Landlord Tenant

8.8 Payments Received late - Payments of Base Rent and Additional Rent not received by the fifth (5th) day of the month shall be subject to an administrative charge equal to ten percent (10%) times the unpaid amount compounded monthly. In the event Base Rent and Additional Rent have not been received by the fifteenth (15th) day of the month, Tenant's account shall be transferred to an attorney for collection, and in addition to the costs and charges described above, Tenant shall also be responsible for the payment of all legal fees and expenses incurred with respect thereto. If Tenant's funds are insufficient to allow the ACH debit to process (of if other electronic funds transfer is dishonored for any reason), Landlord shall be entitled to apply, in addition to the above assessments, a service charge of fifty dollars ($50.00). If payment is accepted by Landlord in the form of a check and should a check from Tenant be dishonored or returned by the bank for any reason, Landlord shall be entitled to apply, in addition to the above assessments, a service charge of fifty dollars ($50.00) and thereafter, Landlord reserves the right, at Landlord's sole discretion, to require Tenant to make future payments by certified or cashier's checks or by ACH debit. Tenant acknowledges and agrees that the above charges represent a fair and reasonable estimate of Landlord's expense in the management of the Shopping Center resulting from such incidents and that said expense is not contemplated nor included in any other rental or charge to be paid by Tenant. See also Paragraph 48 below.

## ~~9. PERCENTAGE RENT AND MONTHLY SALES REPORTS~~

~~9.1 In addition to the Base Rent required under the Lease, Tenant shall pay an amount equal to the product obtained by multiplying the Percentage Rent Applicator as set forth within the Lease Summary times the amount by which Tenant's annual Gross Receipts from the Premises in each calendar year exceed the Sales Breakpoint figure set forth in the Lease Summary, which amount so calculated shall equal "Percentage Rent". Percentage Rent shall be due and payable by Tenant not later than March 31st of each year. Landlord shall have the election of collecting a monthly estimate of Percentage Rent, together with Tenant's monthly Base Rent payments, in an amount equal to one-tenth of Tenant's actual Percentage Rent paid for the previous year, provided, however, such collection of estimated Percentage Rent shall not relieve Tenant of its obligation to pay additional Percentage Rent if such becomes payable to Landlord. Any overpayment of estimated Percentage Rent by Tenant shall, at Landlord's election, be credited toward Base Rent or paid to Tenant within thirty (30) days following final Percentage Rent calculation.~~

~~9.2 Tenant shall deliver to Landlord, on or before the 20th day of each calendar month during the term of this Lease, an accurate statement showing the full amount of Tenant's Gross Receipts from the Premises during the previous month. Tenant is subject to a Twenty-five Dollar ($25.00) late submission penalty for every reportable month that Tenant fails to provide a monthly revenue report to Landlord. On or before February 28th of each year during the term of this Lease, Tenant shall deliver to Landlord an accurate written statement, certified by Tenant, or an authorized officer or representative of Tenant, detailing month-by-month the total amount of Gross Receipts received from the Premises during the prior calendar year period.~~

~~9.3 The term "Gross Receipts" as used herein shall be defined to mean the aggregate amount of gross sale revenues received from all business conducted in, on or from the Premises by Tenant, and all other revenue in connection with all merchandise, services or other activity, whether evidenced by cash, check, credit, charge account, exchange or otherwise, regardless of the amount of profit realized. Gross Receipts shall include but not be limited to the amounts received from the sale of goods, wares and merchandise, whether such sales be made by means of merchandise, vending devices, rentals or for services performed in, on or from the Premises, the amount of all orders taken or received via mail, catalog, telephone, telegraph, electronic commerce, or other orders placed at the Premises, whether such orders were filled from the Premises or elsewhere, and the amounts received from interest on charge accounts and other finance charges, and all sales of merchandise to Tenant's employees. If any space within the Premises shall be sublet by Tenant, there shall be included in Gross Receipts all gross sales generated from the sublet space. Gross Receipts shall include receipts from the sale of gift certificates at the time of sale, not at the time of redemption. Each charge or sale shall be recorded for its full amount and no deduction nor offset thereto shall be permitted, or trade-ins, excess allowances on trade-ins, coupons, handling charges for coupons or the equivalent. Any installment charge or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made irrespective of the time when Tenant receives payment (whether full or partial) therefore, and no reserve or deduction shall be allowed for uncollected or uncollectible charge accounts, bad debts or other items. Gross Receipts shall include all deposits not refunded to purchasers and all service charges for lay away sales.~~

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~~9.4 Gross Receipts shall not include neither transfers to other stores, nor returns to suppliers, sales of merchandise for which cash has been refunded, nor the amount of any sales or use tax directly imposed by any government authority and collected from customers, nor lottery ticket sales.~~

~~9.5 During the term of this Lease, Tenant shall maintain and keep full, complete and accurate permanent records and accounts in accordance with accounting practices acceptable to Landlord, and such records and accounts, and all supporting records, shall at all times be open to inspection and audit by Landlord or its duly authorized representative during ordinary business hours. Should Tenant fail to comply with the reporting or record keeping provisions of this Lease, and as a result of such non-compliance, Landlord is unable to conduct a proper examination or audit, Tenant acknowledges that Landlord shall have been deprived of an important right under this Lease and will suffer damages in an amount not readily ascertainable. Therefore, in such an event, Tenant shall pay Landlord, as liquidated damages and not as a penalty, an amount equal to twenty percent (20%) of the annual Base Rent for the period or periods Tenant shall have failed to report Gross Receipts or to keep permanent records and accounts in accordance herein. Tenant shall keep and preserve said records for not less than thirty-six (36) months. In the event an audit of Tenant's records results in a determination that Tenant under reported Gross Receipts by more than three percent (3%), Tenant shall be liable for the payment of any additional Percentage Rent due plus the cost of said audit. In the event Tenant operates a similar retail business or enterprise that is located within three (3) miles of the Premises, the Gross Receipts from this location or locations shall be added to the Gross Receipts obtained from the Premises for the purpose of determining the amount of Percentage Rent payable by Tenant.~~

## 10. ADDITIONAL RENT

10.1 It is the intent for the Base Rent, all sales or use taxes, real estate taxes and special assessments, insurance and common area maintenance imposed thereon, payable to Landlord to be absolutely net of all annual expenses associated with the operation of the Shopping Center. Therefore, in addition to Base Rent, Tenant shall pay, as Additional Rent, its Pro Rata Share as set forth in the Lease Summary and as herein defined, plus any sales or use taxes assessed thereon, of the following:

(a) **TAXES**: Representing the amount of all real and personal property taxes or assessments, including without limitation sanitary taxes, solid waste fees, or special assessments, and all costs and expenses incurred by Landlord in contesting the same, which are levied, imposed or assessed upon the Shopping Center.

(b) **INSURANCE**: Representing the cost of all fire, extended coverage, all risk, special forms, windstorm, liability, workmen's compensation and other insurance coverage carried by Landlord on the Shopping Center. If Tenant's approved use or occupancy of the Premises shall cause any increase in premiums for insurance coverage of the Shopping Center, Tenant shall be responsible for payment of the entire premium increase.

(c) **COMMON AREA MAINTENANCE**: Representing the Shopping Center's Operating Costs (as herein defined).

10.2 Tenant's Pro Rata Share, equal to the percentage figure set forth in the Lease Summary, was obtained by dividing the gross leasable square footage of the Premises, as set forth in the Lease Summary, by the total gross leasable square footage of the Shopping Center set forth in the Lease Summary. If any tenants of the Shopping Center directly pay Taxes, Insurance, or Common Area Maintenance charges to any taxing authority, insurance carrier, utility provider, or service contractor, the square footage of those tenants shall be excluded from the total leasable area of the Shopping Center in computing Tenant's Pro Rata Share of those items which are directly paid to others. In the event any Taxes, Insurance, or Common Area Maintenance payments to Landlord from an Anchor Store Tenant located within the Shopping Center (as defined herein) are less than the full Pro Rata Share assessment that would otherwise be collected by Landlord, then Landlord shall be permitted to allocate the unpaid balance of the Anchor Store Tenant's pass through charges consistent with Tenant's Pro Rata Share calculation, provided; however, said Additional Rent payment shall not represent an increase in excess of twenty-five percent (25%) over Tenant's regular Pro Rata annual expense payment. The term Anchor Store Tenant shall be defined as any tenant within the Shopping Center who occupies in excess of 15,000 square feet of gross leasable area. Landlord shall notify Tenant of any changes to Tenant's Pro Rata Share.

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## 11. PAYMENT OF ADDITIONAL RENT

11.1 Tenant shall pay Landlord, together with Base Rent, a monthly installment of Additional Rent in an amount estimated by Landlord as provided herein, which monthly amount is initially delineated in the Lease Summary as the "Additional Rent" (plus any applicable sales or use tax). Each year the Lease is in effect, Landlord shall deliver to Tenant a statement of the actual Additional Rent payable by Tenant for the prior year. Any further Additional Rent amount due to Landlord shall be paid by Tenant, without prejudice to any written exception, within thirty (30) days following Landlord's delivery of said statement. In the event the total Additional Rent payment received by Landlord is greater than the actual Additional Rent due for the same period, Tenant shall receive a credit in the amount of the overpayment against the next required payment of Additional Rent. In the event Landlord estimates Additional Rent will be payable by Tenant following Lease expiration, Landlord may deduct such estimated sums from Tenant's Security Deposit prior to return of same to Tenant, but such deduction shall not remove Tenant's obligation to pay its Pro Rata Share of Additional Rent once a final determination of same is made. Should a credit be due Tenant at the termination of this Lease, Landlord shall remit payment to Tenant within thirty (30) days of statement issuance date. Landlord shall have the right to increase Tenant's monthly Additional Rent payment periodically based on projections of increases or based on the actual expense of Taxes, Insurance, and Common Area Maintenance costs incurred by the Shopping Center during for the prior year.

11.2 Tenant shall have the right to examine Landlord's books and records during normal business hours to verify Landlord's annual statement of actual Additional Rent payable by Tenant within fifteen (15) days following Landlord's issuance of said statement. Following expiration of this inspection period, and absence of Tenant's written exception to any assessed item, Landlord's annual statement of actual Additional Rent shall be considered as final and accepted by Tenant.

## 12. PRORATION

If the first day of the Lease commences on any day other than the first day of a month, or if this Lease ends on any day other than the last day of a month, any payment due Landlord by reason of any Base Rent, or Additional Rent shall be justly and fairly prorated.

## 13. APPLICATION OF PAYMENTS FROM TENANT

Landlord shall apply payments from Tenant in the following order: First, toward interest charges accrued against Tenant's account. Second, toward administrative fees, late fees, service charges or legal expenses assessed against Tenant's account; Third, toward Landlord's reimbursable expenses, and then Fourth, toward Base Rent.

## 14. SECURITY/DAMAGE DEPOSIT & LAST MONTHS RENT

14.1 Security/Damage Deposit - Tenant, concurrently with its execution of this Lease, has remitted to Landlord, a Security/Damage Deposit in the amount set forth in the Lease Summary as partial security for its full and faithful performance of this Lease. If Tenant Defaults with respect to the payment of Base Rent, Additional Rent or assessments to Tenant's account for unpaid administrative fees, late fees, service charges, or legal expenses due under this Lease, Landlord, in its sole discretion, may elect to use, apply or retain all, or any part of the Security/Damage Deposit for the payment of any monies due Landlord, and Tenant shall, on demand, restore the Security Deposit to its full amount. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. In the event Tenant shall fully and faithfully comply with all of its covenants and obligations under this Lease, the Security/Damage Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and delivery of possession of the Premises to Landlord in accordance with the terms hereof. In the event of a sale of the Shopping Center or a ground lease of the Shopping Center that is subject to this Lease, Landlord shall be released from all liability for the return of the Security Deposit and Tenant shall look solely to the successor landlord for the return of the Security/Damage Deposit. This provision shall apply to every transfer or assignment made of the Security/Damage Deposit to the successor landlord. The Security/Damage Deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord, and any such assignment or encumbrance without Landlord's written consent shall be void.

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14.2 Last Months rent – Tenant, concurrently with its execution of this Lease, has remitted to Landlord, the last months rent in the amount set forth in the Lease Summary, which sum will not be sufficient for the ACTUAL last months rent at lease expiration. Tenant agrees to remit any shortage and Landlord reserves the right to increase the sum being held by Landlord to more accurately reflect the estimated last months rent.

## 15. CONTRACTUAL SECURITY INTEREST

In addition to any security or lien interest arising out of operation of law or statute, Tenant grants Landlord a valid Security Interest upon all of Tenant's equipment, fixtures, furniture, improvements and any other personal property presently in, or which may hereafter be situated within, the Premises, and all proceeds from sale therefrom. Tenant agrees to execute and deliver to Landlord a Uniform Commercial Code financing statement, or such other form(s) as may be prescribed from time to time by the state in which the Shopping Center is located, to secure Landlord's rights under this section, and if Tenant fails to deliver said document(s), Landlord shall have the right to execute said form(s) as Tenant's attorney-in-fact to the extent such action is allowable under applicable State law.

## 16. USE OF COMMON AREAS

The use and occupancy by Tenant of the Premises shall include the use in common with others entitled to the use of the common areas, employee parking areas, service roads, loading facilities, sidewalks and customer parking areas located from time to time within the Shopping Center (collectively referred to as the "Common Areas") provided however, the use of the Common Areas by Tenant shall be subject at all times to the regulations adopted therefor by Landlord.

## 17. IMPROVEMENTS AND ALTERATIONS OF SHOPPING CENTER BY LANDLORD

Exhibit B sets forth the general layout of the Shopping Center and shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Shopping Center will be or is exactly as indicated on said diagram. Landlord may increase, reduce or change the number, dimensions or location of the walks, buildings and parking areas in any manner whatsoever Landlord deems proper, and Landlord reserves the right to make alterations or additions to the building in which the Premises are located and to add buildings to the Shopping Center at any time during the term of this Lease.

## 18. COMMON AREA MAINTENANCE ("OPERATING COSTS")

The term "Operating Costs" shall mean the total cost and expenses incurred in connection with the management, operation, governmental compliance, protection, preventive and corrective maintenance and repair of the Shopping Center, the implementation and costs for which shall be at the sole discretion of Landlord, whether paid to employees of Landlord or parties engaged by Landlord, including (without limitation), but not limited to: building repairs, building painting, pressure cleaning, window washing, fire protection, fire inspection, fire monitoring (if any), property maintenance allocations, roof cleaning, roof repair, roof replacement, installation of wheel stops/bumpers, repair and/or top coat parking lot, re-stripe, holiday decorations & lighting, lighting fixture repair or replacement, common area utilities, landscaping and lawn care, sanitary control, removal of trash, rubbish, garbage and other refuse; rental on machinery or equipment used in such maintenance, the cost of personnel to implement such services (including social security, unemployment and disability insurance); property owner association fees assessed to the Shopping Center, legal fees; and an administrative overhead fee equal to fifteen (15%) of the Operating Costs, plus costs and expense of property management.
Generating excessive trash - Landlord reserves the right at its discretion to require tenants within the Shopping Center which generate more than a reasonable amount of trash, in Landlord's reasonable judgement, to arrange for the use of their own trash receptacle and removal service, at said tenant's expense, or in the alternative, Landlord may assess a surcharge for a tenant's excess trash collection and removal service.

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## 19. IMPROVEMENTS AND ALTERATIONS OF PREMISES BY TENANT

19.1 Tenant, upon obtaining the written consent of Landlord, which consent may be arbitrarily withheld, may make improvements or alterations to the Premises as Tenant may from time to time deem necessary or desirable, provided, however, Tenant shall not have the right to make any improvements or alterations that affect the structure, or outward appearance of the Premises or the Shopping Center. Tenant shall submit to Landlord complete plans and specifications for such work at the time Landlord's approval for same are requested. Any improvements or alterations made to the Premises shall be in compliance with all insurance requirements and regulations and ordinances of governmental authorities, and shall, upon the expiration or sooner termination of this Lease, become the property of Landlord, provided, however, Landlord may require Tenant, at Tenant's sole cost and expense, to remove any such improvements or alterations and to repair any damages to the Premises caused by such removal. Furthermore, in the event Tenant makes any improvements or alterations to the Premises, Tenant shall cause all of Tenant's construction debris to be removed from the Premises and to be disposed of outside the boundaries of the Shopping Center. The construction of any improvements shall be undertaken and maintained in a neat and orderly condition at all times with construction materials and equipment stored so as to be screened from view to the greatest extent possible. Tenant shall provide Landlord with copies of any licenses and/or permits obtained relating to improvements and alterations.

19.2 The interest of Landlord in the Premises and the Shopping Center is not subject to liens for improvements or alterations made by Tenant. Tenant shall not create, nor permit to be created, nor allow to remain as a result of any action or work done or contracted for by Tenant, any lien, encumbrance or charge levied on account of any imposition, or any mechanic's, laborer's or material man's lien which might be, or become a lien, encumbrance or charge upon the Premises or the Shopping Center. Any mechanic's, laborer's or material man's lien shall be discharged in accordance with the following:

> If any mechanic's, laborer's or material man's lien shall at any time be filed against the Premises, or the Shopping Center, as a result of any action or work done on behalf of, or contracted for by Tenant, or if a Notice of Commencement has not been terminated, Tenant shall, within fifteen (15) days after notice of the filing thereof (or advised of a non-terminated Notice of Commencement), cause it to be discharged of record by payment, deposit, bond, or order of a court of competent jurisdiction. If Tenant shall fail to cause such lien to be so discharged within the period aforesaid, then in addition to any other right or remedy available to Landlord, Landlord may, but shall not be obligated to, discharge such lien either by paying the amount claimed to be due or by transferring same to security, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of any judgement in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs, expenses, and fees, including without limitation attorneys' fees incurred by Landlord in connection with any mechanic's, laborer's or material man's lien, whether or not the same has been discharged of record, together with interest thereon at the highest rate allowed by law per month from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant to Landlord upon demand.

19.3 Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord to any contractor, subcontractor, laborer or material man for the performance of any labor, or the furnishing of any materials, for any alteration, addition, improvement or repair to the Premises or the Shopping Center, or as giving Tenant any right, power or authority to contract for or permit the rendering of any services, or the furnishing of any materials that would give rise to the filing of any lien against the Premises or the Shopping Center, nor to subject Landlord's estate in the Premises or the Shopping Center to liability in any way.

## 20. REPAIRS BY LANDLORD

Landlord agrees to keep and maintain in good order and repair the structural components of the exterior walls of the Premises. Landlord shall not be responsible for maintaining, repairing or replacing signs, doors, windows and glass, including plate glass of Tenant or any other items which are within or otherwise considered part of the Premises. If any maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission by Tenant, its agents, servants, or employees, or by any acts of third parties, criminal or otherwise, including breaking and entering, Tenant shall pay to Landlord the actual cost of such maintenance and

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repairs. Tenant shall at once report in writing to Landlord any known defective condition which Landlord is required to repair pursuant to this Paragraph and Tenant's failure to report to Landlord any such condition or defect shall make Tenant responsible to Landlord for any liabilities, costs, expenses, and attorneys' fees incurred by Landlord as a result of such failure to properly notify Landlord. Landlord shall not be liable for failure to commence work or contract for such repairs or maintenance unless such failure shall persist for a period in excess of sixty (60) days following written notice to Landlord of the need for such repair or maintenance. Except as herein provided regarding casualty loss (Reference Paragraph 31), there shall be no abatement of rent, and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Shopping Center or the Premises, or in or to fixtures and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

## 21. REPAIRS BY TENANT & RETURN OF PREMISES

Tenant shall at all times, and at its own cost and expense, be responsible for the maintenance and repair of all portions of the interior of Premises and those portions of exterior of premises not maintained by Landlord. Tenant's responsibilities shall include, but not be limited to, all heating and air-conditioning equipment (i.e. compressors, fans, thermostats, and ventilation ducts), and the plumbing, water, sewer, electrical and fire sprinkler systems specifically serving the Premises, as well as all signs, doors, windows and glass, including plate glass, of Tenant or which are within or otherwise considered part of the Premises. To the extent any contractor warranties on said equipment or system are in effect at the time of Tenant's occupancy and use of the Premises, Landlord shall assign or otherwise make available to Tenant, to such extent permitted, said warranties for Tenant's use. Tenant shall return the Premises to Landlord at the termination of this Lease in as good condition and repair as when first received, clean and ready for occupancy, reasonable wear and tear excepted. Following the termination of this Lease, and prior to return of Tenant's Security Deposit, Tenant shall furnish Landlord with an inspection report from an HVAC maintenance company acceptable to Landlord that states the Premise's heating, ventilation and air conditioning system(s) are operating properly and have not suffered from neglect. Failure by Tenant to provide Landlord with an HVAC inspection report, or for the report to state that the Premise's heating, ventilation and air conditioning systems have been damaged as a result of neglect, shall result in Landlord applying part or all of Tenant's security deposit to obtain the inspection report or repair or replace any damaged equipment. All damage or injury to the Shopping Center, Premises, or the Common Areas caused by the act or negligence of Tenant, its agents, employees, or licensees shall be promptly repaired by Tenant at its sole cost and expense and to the satisfaction of Landlord. Landlord may make such repairs which are not promptly made by Tenant and charge Tenant for the cost thereof as Additional Rent.

## 22. RUBBISH REMOVAL

Tenant shall keep the Premises clean, both inside and outside, and will remove all refuse from the Premises in accordance with rules and regulations established by Landlord for same. Tenant shall not burn any materials or rubbish of any description upon the Premises or Common Areas.

## 23. SIDEWALKS

Tenant shall neither encumber nor obstruct the sidewalks adjoining the Premises nor allow the same to be obstructed or encumbered in any manner. Tenant shall not place, nor cause to be placed, any merchandise, signs, vending machines or anything else on the sidewalk or exterior of the Premises without the prior written consent of Landlord.

## 24. UTILITIES

Tenant shall pay the cost of water and sewer, gas, electricity, fuel, light, heat, power, telephone, cable, and all other utilities furnished to the Premises or the Shopping Center and used by Tenant whether such utility costs are determined by separate metering or are billed by Landlord. Tenant shall not install any equipment nor use the Premises in any manner that will exceed or overload the capacity of any utility facility. If Tenant's use of the Premises shall require additional utility facilities, the same shall be installed only after obtaining Landlord's written approval, and such cost shall be at Tenant's expense and in accordance with plans and specifications approved in writing by Landlord. If Tenant's use or occupancy of the Premises results in an increase to Landlord of any utility expense, or connection or user fees, or charges for increased usage or capacity, or additional

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assessment(s) of any kind whatsoever. Tenant shall pay the entire amount thereof within thirty (30) days of Landlord's written statement for same. In no event shall Landlord be liable for any interruption or failure in the supply of utilities to the Premises.

25. **PERSONAL PROPERTY AND LEASEHOLD IMPROVEMENT TAXES**

Tenant shall pay all real property taxes separately assessed against any permanently constructed improvements to the Premises made by Tenant, and all personal property taxes assessed against or levied upon Tenant's fixtures, signs, furnishings, equipment, and all other personal property of any kind owned by Tenant and used in connection with the Premises.

26. **LIABILITY INSURANCE**

Tenant shall carry at its own expense Commercial General Liability Insurance with combined single limits of not less than $1,000,000 with insurance companies permitted to transact business within the state upon which the Shopping Center is located and holding a current Best's Rating of not less than B+6, insuring Landlord as additional insured, and upon written request by Landlord also insuring any holder of a first mortgage lien encumbering the Premises, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, including a loss of rental income rider, and Tenant shall also maintain such Workmen's Compensation coverage in full force and effect as may be required by state statute. The insurance policy or policies shall contain provisions prohibiting the modification, non-renewal, or cancellation of insurance without at least thirty (30) days prior written notice to Landlord. Tenant shall deliver said policies or certificates thereof to Landlord by the earlier of Tenant's occupancy of the Premises or commencement of any construction improvements thereto, and then annually thereafter. The limit of any such insurance shall not limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy provided said insurance shall have a Landlord's protective liability endorsement attached thereto. The failure of Tenant to effect said insurance in the names herein called for, or to pay the premiums required, or to deliver said policies or certificates to Landlord, shall be a material Default under this Lease.

27. **PERSONAL PROPERTY INSURANCE**

Tenant shall be solely responsible for securing and maintaining the equivalent of ISO Special Form Property Insurance for the replacement cost of Tenant's stock, trade fixtures, equipment or other personal property located in the Premises and Landlord shall not have any obligation to repair or replace same. Landlord shall be an additional insured on each insurance policy covering Tenant's personal property, and a certificate of insurance shall be provided to Landlord on or before the commencement of this Lease and then annually thereafter. Said insurance coverage shall not be canceled, non-renewed, or materially reduced without at least thirty (30) days written notice to Landlord.

28. **SUBROGATION**

As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other to the extent of losses covered by property insurance. Each party shall apply to their insurers to obtain said waivers and each party shall obtain any special endorsements if required by their insurer to evidence compliance with the waiver.

29. **LIMITED LIABILITY**

Neither Landlord, nor its agents, shall be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises, or Shopping Center, or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness, or any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord. Landlord shall not be liable for interference with the light, air or any latent defect in the Premises, and Landlord shall not be liable for any damage caused by other Tenants of the Shopping Center, or persons in or about the Premises or the Shopping Center, occupants of adjacent property, or the public, or caused from the construction of any private or public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to same, unless such damage shall be

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caused by the willful act or gross negligence of Landlord. Tenant acknowledges that the police and law enforcement security protection provided by law enforcement agencies for the Premises is limited to that provided to other local businesses or enterprises, and any special security measures deemed necessary for additional protection of the Premises shall be the responsibility and expense of Tenant. Tenant agrees to look solely to Landlord's estate and property in the Shopping Center, or to the proceeds thereof, for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any Default by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's claims.

## 30. INDEMNIFICATION

Tenant shall indemnify, defend and hold Landlord harmless against and from any and all claims or liability for injury or death to any person or damage to any property, arising from the use of the Premises or from the conduct of Tenant's business, or from any activity or work done, permitted or suffered in or about the Premises, except to the extent of Landlord's gross negligence or willful misconduct, and Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from any Default in the performance of this Lease resulting from any act or negligence of Tenant, or its officers, agents, or employees acting within the scope of their employment. Tenant shall assume all risk of damage to property or injury to persons in, upon or about the Premises.

## 31. DAMAGE OR DESTRUCTION

If the Premises are damaged by an insured casualty and insurance proceeds have been made available to Landlord, said damage shall be repaired by Landlord, to the extent of such available insurance proceeds, provided such repairs can be made within one hundred twenty (120) days after the occurrence of the casualty and without the payment for overtime or other premiums. Until such repairs are completed, Base Rent and Additional Rent shall be abated in proportion to that part of the Premises unusable by Tenant. Landlord shall have no obligation to restore, rebuild, or replace Tenant's personal property and trade fixtures and Landlord shall not be liable for any damage to, or any inconvenience or interruption of, the business of Tenant or Tenant's agents occasioned by any casualty to the Premises. If the damage is due to the fault or neglect of Tenant, or its employees, contractors, or agents, there shall be no abatement of Base Rent or Additional Rent. Should the Premises be damaged as a result of any cause not covered by insurance, or if the insurance proceeds have not been made available to Landlord, or if repairs cannot be completed within ninety (90) days following the casualty date, or if the Lease is scheduled to expire within two (2) years of the date the casualty event occurred, excluding any existing but unexercised Lease renewal option(s), Landlord shall have the option to: (1) repair the damage, this Lease continuing in effect, but Base Rent and Additional Rent to be abated as provided above until such repairs are completed, or, (2) terminate this Lease effective as of the casualty date, such written notice of election to be made by Landlord within sixty (60) days of the casualty date.

## 32. CONDEMNATION

If the Premises or more than thirty percent (30%) of the total Shopping Center shall be taken under power of eminent domain, condemnation or similar government sponsored taking of property, this Lease shall automatically terminate as of the date of such taking. Tenant hereby assigns to Landlord any award which may be made in such taking, provided, however, nothing contained herein shall be deemed to give Landlord any interest in, nor require Tenant to assign to Landlord, any award made to Tenant for the taking of Tenant's personal property and fixtures, nor for the interruption of, or damage to, Tenant's business.

## 33. ASSIGNMENT AND SUBLETTING

Unless prior approved in writing by Landlord, such approval not to be unreasonably withheld, Tenant shall not sell or assign this Lease, nor sublet the Premises, and the occurrence of such an event contrary to the provisions of this Section shall constitute a Default under this Lease. If Tenant is a corporation, any merger, consolidation or change in voting stock ownership representing more than thirty percent (30%) of the corporation shall constitute an assignment under this Lease. Any assignment approval of this Lease by Landlord shall be conditioned on the successor tenant's assumption of total payment responsibility for Base Rent, Percentage Rent and Additional Rent as defined in this Lease and favorable review of successor's financial data and credit report. Unless prior approved in writing by Landlord, and such approval to be at Landlord's sole discretion,

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the assignment of this Lease subletting or the Premises shall not release Tenant of its obligations under this Lease; nor (ii) shall the successor tenant or sub-tenant acquire any rights or options granted to Tenant by Landlord hereunder including, without limitation, any rights or options which may have been granted by Landlord to Tenant with respect to exclusive use, Lease renewals, extensions, expansions or otherwise, all said rights or grants terminating automatically upon the assignment or subleasing of Tenant's rights in, or to the Lease, and/or the Premises.

34. **SUBORDINATION**

This Lease is subject and subordinate to any and all mortgages, deeds of trust, protective land covenants, or Leasehold estates pursuant to a ground Lease (herein collectively referred to as "Title Interests"), now existing, or which may hereafter be executed, covering the Premises or the real property of which the same are a part, and to all advances made or hereafter to be made upon the security thereof. This provision shall be self-operative and no further instrument of subordination need be required by any mortgagee or ground lease Landlord. Furthermore, Tenant agrees to execute, acknowledge and deliver upon request, any and all documents or instruments requested by Landlord to evidence the subordination of this Lease to any Title Interests, provided, however, the rights of Tenant shall continue in full force and effect so long as Tenant is not in Default hereunder and further provided, the holder of any Title Interests shall not be liable for any accrued obligation of Landlord, nor for any act or omission of Landlord, nor subject to any offsets or counterclaims which may have accrued to Tenant against Landlord prior to the date upon which such holder becomes the owner of the Premises. Tenant hereby agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the Premises at any sale or other proceeding, as if such person, entity, firm or corporation had been named as landlord herein. Within ten (10) days of Landlord's request, and without further consideration, Tenant agrees to execute, acknowledge and deliver in recordable form to any existing or proposed holder of Title Interests, or to Landlord, a subordination agreement and /or an attornment agreement, and/or a certificate certifying the following, if such be the case: (a) this Lease is in full force and effect and there are no defenses or offsets thereto, or if Tenant claims any defenses or offsets, stating those claimed by Tenant; (b) Tenant has accepted possession of the Premises as of the date of such certificate, and (c) Tenant agrees to notify all Title Interests of any Default by Landlord hereunder. Tenant's failure to deliver such statement within ten (10) days after Landlord's written request therefor shall be conclusive that this Lease is in full force and effect without modification except as may be represented and warranted by Landlord.

35. **DEFAULT**

The occurrence of any of the following shall constitute an event of default ("Default") by Tenant hereunder.

(1) The Base Rent, Additional Rent or any other sum of money payable under this Lease is not paid when due, and such failure of payment shall continue for more than three (3) days subsequent to the date of written notice of non-payment from Landlord, provided, however, Landlord shall not be obligated to provide such notice and opportunity to cure on more than two (2) occasions during the term of this Lease , and that the third (3rd), or any subsequent occasion of such failure during the term of this Lease shall constitute a Default upon which event Landlord may terminate this Lease upon thirty (30) days written notice. No Right to receive notice or cure period in favor of Tenant shall effect Tenant's obligation to pay late fees or interest hereunder for having failed to make timely payment of a monetary obligation;

(2) The Premises are, without Landlord's prior written consent, vacated or not used as regularly or consistently as would normally be expected for said use stipulated within the Lease Summary, even though Tenant continues to pay the required monthly rent, for any continuous period in excess of five (5) business days or in the aggregate in excess of twelve (12) business days during any continuous twelve-month period during the term of this Lease.

(3) The Premises shall be deserted or abandoned.

(4) Tenant's interest in the Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding, and such order or decree shall not have been vacated within fifteen (15) days of entry thereof.

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(5) Tenant breaches or fails to comply with any of the Rules and Regulations set forth herein, as the same may hereafter be amended from time to time, and such breach or failure shall continue for mote than five (5) days subsequent to the date of receipt by Tenant of written notice of such breach or failure from Landlord;

(6) Tenant breaches or fails to comply with any other term, provision, condition or covenant of this Lease, and such breach or failure shall continue for more than twenty (20) days subsequent to the date of receipt by Tenant of written notice of such breach or failure from Landlord;

(7) Tenant, if a corporation, joint venture, partnership, limited liability company, limited partnership or trust, without Landlord's prior written consent and the written assumption of this Lease by another party approved by Landlord, both consent/approval being in Landlord's sole discretion, is dissolved or its entity status otherwise changed or terminated;

(8) If Tenant is a joint venture, trust, general partnership, limited partnership or limited liability company, there shall be instituted by or against any one or more general partners, trustees or managers of Tenant, without final dismissal thereof within thirty (30) days of the date of institution, of any proceeding under state insolvency laws or of any proceeding under the United State Bankruptcy Code; or,

(9) If there are one or more guarantors of all or any part of Tenant's obligations under this Lease, there shall be instituted by or against any one or more of such guarantors, without final dismissal thereof within thirty (30) days of the date of institution, of any proceeding under the state insolvency laws or of any proceeding under the United States Bankruptcy Code

## 36. RIGHTS AND REMEDIES

36.1 Upon the occurrence of a Default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted Landlord at law, or in equity, or by this Lease:

(i) Landlord, with or without terminating this Lease, may immediately or at any time thereafter, reenter the Premises and perform, correct, or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy or abide by any term, condition, covenant, agreement or obligation under this Lease, or of the Rules and Regulations now in effect or hereafter adopted, and Tenant shall fully reimburse and compensate Landlord on demand for all costs and expenses incurred by Landlord in such performance, correction or repairing, including accrued interest as follows: All sums so expended to cure a Default shall accrue interest from the date of demand until the date of payment at a rate of interest which shall be the lower of (a) a per annum rate equal to the Prime Rate charged by Bank America, plus two percent (2%), or (b) sixteen percent (16%) per annum, but in no event at a rate higher than that permitted by applicable law.

(ii) Landlord, with or without terminating this Lease, may immediately, or at any time thereafter, demand in writing that Tenant vacate the Premises and thereupon, Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with the consent of Tenant, within ten (10) days of written receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant, and shall not of itself constitute a termination of this Lease by Landlord.

(iii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter, reenter the Premises and remove therefrom, Tenant and all property belonging to or placed on the Premises by, at the direction or, or with the consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance of a surrender of this Lease or of the Premises by Tenant, and shall not of itself constitute a termination of this Lease by Landlord.

(iv) Landlord, with or without terminating this Lease, may immediately or at any time thereafter, relet the Premises, or any part thereof, for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and

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Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Premises, attorneys' fees, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay Base Rent, Additional Rent, and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of the Lease the difference, if any, between rent and other charges collected from any such subsequent tenant or tenants and the Base Rent, Additional Rent, and other charges reserved in this Lease, provided; however, Tenant shall not be entitled to receive any excess of such rents collected over the rents reserved herein.

(v) Landlord may immediately, or at any time thereafter, terminate this Lease and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination from Landlord. Upon such termination, Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including without limitation, unamortized sums expended by Landlord for construction of Tenant's improvements, all arrearages in rentals, costs, charges, additional rentals and reimbursements, the cost (including court costs and attorneys' fees) of recovering possession of the Premises, the cost of any alteration of, or repair to, the Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have the right to recover as damages from Tenant either (1) an amount equal to the excess, if any, of the total amount of all Base Rent, Additional Rent, and other charges to be paid by Tenant for the remainder of the term of this Lease, discounted to present value using a discount rate equal to Bank America Prime Rate over the then reasonable rental value of the Premises for the remainder of the term of this Lease, or (2) the Base Rent, Additional Rent, and other charges which Landlord would be entitle to receive from Tenant pursuant to the provisions of clause (iv) of this subsection (b) above if the Lease were not terminated. Such election of either of the above course of action shall be made by Landlord by serving written notice upon Tenant within sixty (60) days of the notice of Lease termination.

(vi) Landlord shall also have the right to exercise all remedies granted a "Secured Party" under the Uniform Commercial Code statutes applicable in the State in which the Shopping Center is located. Landlord shall have a lien upon all goods, chattels or personal property of any description belonging to Tenant which are placed in or become a part of the Premises as security for the performance by Tenant of its obligations under this Lease, which lien shall not be in lieu of, or in any way affect, any statutory landlord's lien given by law, but shall be cumulative thereto, and Tenant hereby grants to Landlord a security interest in all such property placed in the Premises. In the event Landlord exercises its option to terminate this Lease, or to reenter and relet the Premises as provided herein, Landlord may, at its further option, take possession of all of Tenant's property on the Premises and sell the same at public or private sale after giving Tenant reasonable notice of the time and place of any public sale, or of the time after which any private sale is to be made, for cash or on credit, or upon such prices or terms as Landlord deems best, with or without having the property being present at such sale. In addition, Landlord may, at its option, foreclose this lien in the manner and form provided for by the foreclosure of a security instrument, or in any other manner permitted by law. The proceeds of any such foreclosure or sale shall be applied first to the necessary and proper expense of removing, storing and selling such property, including reasonable attorneys' fees, then to the payment of any Base Rent, Additional Rent, or other sums due, or to become due under this Lease, with the balance then remaining, if any, to be paid to Tenant. Tenant shall, at the request of Landlord, execute and deliver such additional documents as may be requested by Landlord, including a Uniform Commercial Code Financing Statement(s), to perfect this security interest of Landlord.

36.2 In the event Landlord institutes dispossessory proceedings or dispossesses or evicts Tenant by summary proceedings or otherwise, Tenant shall continue to remain liable for Base Rent, Additional Rent, and all other charges under the Lease for the remainder of the Lease Term. Tenant acknowledges that the foregoing provision may be in derogation of the common law, but Tenant further acknowledges and confirms that it is the intent of the parties hereto to allow Landlord to collect future Base Rent, Additional Rent and other charges in derogation of the common law.

36.3 In the event Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or Lease termination by Landlord. Tenant shall, and does hereby agree to, indemnify and hold Landlord harmless from any loss, costs (including court costs and attorneys' fees) or damages suffered by Landlord by reason of such reentry or Lease termination. No such reentry or Lease termination shall be considered or construed to be a forcible entry.

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36.4 No course of dealing between Landlord and Tenant, or any failure or delay on the part of Landlord in exercising any rights of Landlord under this Section, or under any other provisions of this Lease, shall operate as a waiver of any rights of Landlord hereunder, or under any other provisions of this Lease, nor shall any waiver of a Default on one occasion operate as a waiver of any subsequent Default, or of any other Default. No express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one shall only be for the time and in the manner so specifically stated.

36.5 The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner, and are in addition to any other rights provided for or allowed by law or in equity.

## 37. INSOLVENCY OR BANKRUPTCY

The making by Tenant of an assignment for the benefit of its creditors, the appointment under state law of a receiver to take possession of all or substantially all of Tenant's assets, or the voluntary or involuntary involvement of Tenant as a principal in a state law insolvency or reorganization proceeding may, at the option of Landlord, be deemed and declared a Default by Tenant hereunder. Tenant covenants and agrees to promptly notify Landlord in writing of (i) the occurrence of any of the events described in the preceding sentence or any event similar thereto, and (ii) the institution by or against Tenant of any proceeding under the United States Bankruptcy Code, which notice shall include a copy of the petition filed to initiate such proceeding.

## 38. WAIVER OF JURY

If, and to the extent, allowed by applicable law, Landlord and Tenant hereby mutually, voluntarily, and intentionally waive the right either may have to a trial by jury in respect to any and all civil action commenced by either party in connection with this Lease. If there are any facts or allegations that need to be tried in a court of law, every position of said trial will be before a court without a jury.

## 39. ACCESS BY LANDLORD

Landlord, and its agents, shall have the right to enter the Premises at all reasonable times for the purpose of examining, inspecting, or showing the Premises to prospective purchasers of the Shopping Center and/or tenants of the Premises, and to make such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary or desirable. Nothing herein contained however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises, or the Shopping Center, except as otherwise herein specifically provided. During the final three (3) month term of this Lease, Landlord shall have the right to place upon the Premises the usual notices indicating the Premises to be available for Lease and Tenant shall not interfere with such notices. Landlord may enter the Premises whenever necessary in the event of an emergency. Tenant shall not change the locks on any entrance to the Premises or install additional locks without Landlord's prior written consent, which consent shall be in Landlord's reasonable discretion. Upon Tenant's written request to Landlord, and at Tenant's sole cost and expense, Landlord will make a change of locks on behalf of Tenant.

## 40. SALE BY LANDLORD

In the event Landlord transfers its ownership interest in the Shopping Center, Landlord shall be released of all Lease obligations and liabilities which occur after the date of such transfer. Any Security Deposit or other funds controlled by Landlord in which Tenant has an interest therein shall be delivered to the new landlord at the time of ownership conveyance, it being understood and acknowledged by the parties that the covenants and obligations contained in this Lease on the part of Landlord are to be binding only during each landlord's respective period of ownership interest in the Shopping Center.

## 41. SURRENDER OF PREMISES

Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in as good a condition and repair as reasonable and proper, and if not then in Default, Tenant

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shall, except as provided otherwise within this Lease, have the right to remove its equipment, furniture, trade fixtures or other personal property placed on the Premises that are not permanently affixed, provided, however, Tenant shall repair any damage to the Premises or the Shopping Center caused by such removal. Any liability of Tenant hereunder shall survive the expiration or termination of this Lease. If Tenant fails to remove any personal property within three (3) days of Landlord's notice to remove same, or subsequent to a court order directing such removal, all such property shall then be deemed abandoned by Tenant and shall thereafter become the property of Landlord.

## 42. RELOCATION OF PREMISES

Landlord shall be permitted to relocate Tenant's Premises to other comparably sized space within the Shopping Center. This relocation privilege is granted by Tenant in order to allow Landlord optimum flexibility in its efforts to secure lease agreements with other retail and service merchants deemed desirable by Landlord for the Shopping Center and this grant shall remain in effect throughout the term of this Lease and any extensions thereof.

Should Tenant be relocated within the Shopping Center, all of the terms and conditions of the Lease shall remain in effect, excepting however, that Base Rent and Additional Rent shall be proportionately adjusted to reflect any change to the square footage of the new Premises. Landlord shall provide the equivalent of three (3) months Base Rent and Additional Rent as an allowance or credit toward Tenant's relocation cost to the new Premises.

## 43. NOTICES

Any notice required to be given hereunder, including copies thereof which are to be concurrently transmitted to such parties as Landlord or Tenant may designate from time to time, shall be in writing, and may be given by personal delivery, or by mail, and when properly forwarded by mail, shall be deemed sufficiently given three (3) days following the date transmitted by registered or certified mail, postage prepaid, return receipt requested. Unless or until Landlord or Tenant advises in writing to the contrary, the address of Tenant and Landlord for notice purposes herein are as set forth in the Lease Summary.

## 44. INABILITY TO PERFORM

This Lease, and the obligations of Tenant hereunder, shall not be impaired because Landlord is unable to fulfill any of its obligations hereunder, or is delayed in doing so if such inability or delay is caused by reason of strike or other labor troubles, civil commotion, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, energy shortages, acts of God, or by any other causes beyond the control of Landlord. If Landlord is unable to give possession of the Premises to Tenant within one (1) year from the date hereof, or within one (1) year following an insured casualty to the Premises, this Lease shall automatically terminate and Landlord, by reason thereof, shall not be subject to any liability therefor except Landlord shall return to Tenant the Security Deposit and any pre-paid rent which Landlord has received from Tenant.

## 45. ADVERTISING AND PROMOTIONAL FUND

If a majority of tenants, based on the number of tenants within the Shopping Center, shall so consent toward at anytime during the term of this Lease, Tenant agrees to participate within and pay a minimum annual contribution, in equal monthly installments of five cents ($.05) per square foot of the Premises, or such other sum as the majority of Tenants shall so determine, toward an Advertising and Promotional Fund for the Shopping Center. Landlord shall administer the Advertising and Promotional Fund at all times.

## 46. RULES AND REGULATIONS

Landlord reserves the right to promulgate, and Tenant hereby agrees to comply with, the Rules and Regulations for the Premises, Shopping Center, and Common Areas, including but not limited to the following:

(a) Tenant shall continuously keep the Premises occupied and open for business during the hours specified within Paragraph 46(i) herein.

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(b) Tenant shall load and unload goods only at such times and in such areas and through such entrances as may be designated for such purposes by Landlord. Trailers, trucks, or other vehicles shall not be permitted to remain parked overnight in any area of the Shopping Center.

(c) Tenant shall keep all garbage and refuse and to place same outside of the Premises prepared for collection in a manner and at times specified by Landlord

(d) Tenant shall keep the outside areas immediately adjoining the Premises clean, and not to burn, place or permit any rubbish, obstruction or merchandise in such areas.

(e) Tenant shall keep the Premises clean, orderly, sanitary and free from objectionable odors, and insects, vermin and other pests.

(f) Tenant shall not distribute any handbills or other advertising matter on or about any part of the Shopping Center outside of the Premises

(g) Tenant shall not use or operate any machinery that, in Landlord's opinion, is harmful or disturbing to other tenants in the Shopping Center, nor shall Tenant use any loud speakers, televisions, radios, CD players, audio equipment, or other devices in a manner so as to be heard outside of the Premises, nor display merchandise on the exterior of the Premises for sale or promotional purposes

(h) Tenant shall not conduct any auction, fire, bankruptcy or going out of business sale on or about the Premises

(i) Tenant shall keep its display window(s) in the Premises dressed and illuminated, and its signs and exterior lights properly operating, every day during the term of this Lease from dusk to 9:00 p.m. excluding Sundays and holidays. Tenant agrees that its store shall be opened for business during the minimum period of 10:00 a.m. to 6:00 p.m., Monday through Thursday, and 10:00 a.m. to 9:00 p.m. Friday and Saturday, (excluding holidays) or during such other hours as may be determined by Landlord. In the event Tenant fails to maintain store operating hours in accordance with this Paragraph, Tenant agrees to pay, as Addition Rent, $100.00 per day until Tenant's operating hours are in accordance with the provisions of this Paragraph

(j) Tenant, and its employees, shall park their vehicles only in areas designated by Landlord. Landlord reserves the right to assess Tenant a charge of ten dollars ($10) per day, or any part thereof, when Tenant, or Tenant's employees, use parking spaces not designated by Landlord. All vehicles owned or used by Tenant, or Tenant's employees, must be currently licensed and operable, with no flat tires, and be capable of being started by internal battery capacity, and movable by the vehicle's own engine and drive train. Vehicles not conforming to the aforesaid requirements, and any vehicles parked with a "For Sale" or similar sign, may be removed by Landlord, without notice, with the cost of such removal to be paid by Tenant. Any signage displayed on operable vehicles is restricted to a size which does not require the issuance of a permit by government authorities for use

(k) Landlord shall not be liable to Tenant for any violation of the rules and regulations, or for the breach of any covenant or condition by any other Tenant's in the Shopping Center

(l) No animals shall be permitted within or about the Premises, except handicapped persons may be accompanied by their service animal.

## 47. ATTORNEY'S FEES

Tenant shall be liable for, and shall pay the expense of, Landlord's attorney's fees for any legal matter, dispute, action or proceeding commenced by Landlord to enforce Tenant's obligations under this Lease provided however, in the event such action or proceeding is adjudicated, the non-prevailing party shall be liable for and shall pay the expense of the prevailing party's attorney's fees and court costs, provided, however, such recoverable expense shall not exceed $5,000. If either party hereto without fault is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify and hold harmless the other party

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against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith. "Attorneys' fees", as referred to in this Lease, shall include fees incurred by Landlord after an occurrence of a monetary or non-monetary Default, or after the recognition of an issue by Landlord deemed significant enough, in the exclusive judgment of Landlord, to warrant the taking of legal action, whether or not such action is commenced, that seeks any type of relief or declaratory judgment, which shall include fees and expenses of its attorneys for all legal services, negotiation services and collection services through trial and appeal.

48. **LATE PAYMENTS**

Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the highest rate allowed by law per month from the due date until paid.

49. **TIME OF ESSENCE**

Time is of the essence with respect to the performance of each of Tenant's covenants of this Lease, and the strict performance of each shall be a condition precedent to Tenant's rights to remain in possession of the Premises or to have this Lease continue in effect.

50. **HOLDING OVER**

Should Tenant continue occupancy of the Premises after expiration of this Lease with the consent of Landlord, but without any written agreement between the parties, Tenant shall become a tenant from month to month upon each and all of the terms herein but in no event shall any such holding over constitute a renewal or extension of this Lease. During such holding over, Tenant shall pay, at Landlord's sole discretion, Base Rent at twice the monthly Base Rent amount which was payable by Tenant immediately prior to the hold over occurrence.

51. **PARTIAL INVALIDITY**

Any provision of this Lease which shall be held to be invalid, void or illegal shall in no way effect, impair or invalidate any other provision hereof, and the remainder of this Lease shall continue in full force.

52. **BROKER DISCLAIMER**

Tenant represents and warrants to Landlord that (except with respect to the broker or brokers identified in the Lease Summary as the Transaction Broker(s) (if applicable) (the "Transaction Broker(s)") no broker, agent, commission salesperson or other person has represented Tenant in the negotiations for, and procurement of, this Lease and of the Premises and that (except with respect to the Transaction Broker(s)), no real estate-related commission, fees or compensation of any kind are due and payable in connection herewith to any other person or entity. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach of this representation and warranty by Tenant. Landlord and Tenant each represent and disclose to the other that Tenant's Transaction Broker(s), as identified in the Lease Summary, has represented Tenant, and Landlord's Representative named in the Lease Summary ("Landlord's Representative") has represented Landlord, in the negotiation of this Lease. The commissions or other compensation due and payable to Tenant's Transaction Brokers and to Landlord's Representative by reason of this Lease shall be paid as set forth by separate written agreement(s).

53. **WAIVER**

53.1 Landlord's approval of any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's approval again of any subsequent act by Tenant that requires Landlord's approval.

53.2 Landlord may, at its option, accept partial payments of Base Rent or Additional Rent without waiving any rights in connection with the existence of any monetary or non-monetary Default under this Lease, which Default shall continue unaffected by the receipt of any such partial payment.

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## 54. LEASE GUARANTEE

If Tenant is a corporation or a partnership, the person executing this Lease on behalf of such entity warrants he/she has full authority to execute this Lease and obligate the corporation or partnership hereunder. In addition, at the election of Landlord, said person shall also execute a personal guarantee of all the terms, conditions and obligations of Tenant under this Lease, said guarantee to be attached hereto as **Exhibit C.**

## 55. SUCCESSORS AND ASSIGNS

Except as otherwise provided for within this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the respective representatives, successors, and permitted assigns of Landlord and Tenant.

## 56. HEADINGS OF LANDLORD AND TENANT

The article and paragraph captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

## 57. NO ESTATE BY TENANT

This Lease shall only create a relationship of landlord and tenant between Landlord and Tenant. Tenant has only a right of use for the Premises, not subject to levy or sale, and not assignable by Tenant except as expressly provided herein.

## 58. ENTIRE AGREEMENT

Tenant acknowledges it has read this entire Lease and that Tenant understands and agrees to all of the terms and conditions contained herein. Landlord makes no representations as to the period or periods that any other stores within the Shopping Center shall be open for business, and this Lease shall not be effected by the closing of any such stores or businesses. Landlord and Tenant further acknowledge that the preparation of this Lease has been a joint effort of each party and the resulting document shall not, as a matter of judicial construction, be construed more severely against one party over the other. This Lease, and any attached Exhibits and Addenda, constitute the entire agreement between Landlord and Tenant and no prior agreement or understanding shall be effective. No provision of this Lease may be amended except by written agreement signed by Landlord and Tenant.

## 59. GOVERNING LAW

This Lease shall be construed, interpreted and governed by and in accordance with the laws of the State set forth in the Lease Summary. Any legal proceedings with respect to this Lease shall be instituted in the county of Brevard and in the State of Florida, and Tenant hereby submits itself to the jurisdiction of said court.

## 60. HAZARDOUS SUBSTANCES

60.1 The term "Hazardous Substances" as used in this Lease shall include, without limitation: flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

60.2 Tenant shall not cause nor permit to occur any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises arising from Tenant's use or occupancy therein, nor shall Tenant cause or permit the use, generation, release, manufacture, refinement, production, processing, storage or disposal of any Hazardous Substance without Landlord's prior written consent, which consent may be withdrawn, conditioned, or modified by Landlord in its sole and absolute discretion.

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60.3 Tenant shall indemnify, defend and hold Landlord, its respective officers, directors, beneficiaries, shareholders, partners, agents, and employees harmless from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith, including attorneys' and consultants' fees, arising out of, or in any way connected with, any deposit, spill, discharge or other release of Hazardous Substances, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to comply with or satisfy government required action on the matter.

60.4 Tenant is advised that mold and/or other microscopic organisms may exist at the leased premises and that mold and/or other microscopic organisms may cause physical injuries, including, but not limited to, allergic reactions, respiratory reactions or other problems, particularly in persons with immune system problems, young children and elderly persons.

60.5 Tenant's obligations and liabilities under this Paragraph shall survive the expiration or termination of this Lease.

**TENANT ACKNOWLEDGES THIS RISK AND AGREES TO ACCEPT FULL RESPONSIBILITY FOR ANY AND ALL RISKS RELATED TO MOLD OR MICROSCOPIC ORGANISMS THAT MAY BE PRESENT IN THE LEASED PREMISES. TENANT AGREES TO RELEASE, HOLD HARMLESS AND INDEMNIFY LANDLORD, LANDLORD'S OFFICERS, AGENTS, HEIRS EXECUTORS, EMPLOYEES, AND SUCCESSORS FROM ANY AND ALL LIABILITY OR DAMAGES, WHETHER FINANCIAL OR OTHERWISE, ARISING FROM OR RELATED TO PRESENCE OF OR GROWTH OF MOLD OR OTHER MICROSCOPIC ORGANISMS IN THE LEASED PREMISES.**

**TENANT HERBY ACKNOWLEDGES READING THIS DISCLOSURE AND RELEASE AND THAT HE IS AWARE OF ITS CONDITIONS.**

**THIS DISCLOSURE AND RELEASE IS EXECUTED VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE.**

**Landlord, its officers, agents, and employees, are not qualified to inspect leased premises for mold or to make recommendations or determinations regarding possible health or safety issues. The purpose of this disclosure is to place Tenant on notice of the need to conduct his own due diligence regarding these issues using appropriate, qualified experts.**

## 61. EXHIBITS AND ADDENDA

Exhibit A, Exhibit B, Exhibit E, and if applicable, Exhibits C, D, D-1, and F, and any other exhibits, together with any fully executed Addenda, are to be attached to and made a part of the Lease.

## 62. NO RECORDING

This Lease shall not be recorded in the public records, provided, however, a Memorandum of Lease acceptable to Landlord, may be executed and delivered for such purpose.

## 63. OPTION TO RENEW

In the event the parties have mutually agreed to a renewal right hereunder, as indicated in the Lease Summary, then and only in such event, and so long as Tenant is not in Default under any of the terms and conditions contained within this Lease, Landlord grants to Tenant an option to renew this Lease for the additional Renewal Terms described in the Lease Summary, subject to the following:

(a) Tenant provides written notice to Landlord of Tenant's intent to renew this Lease not later than Ninety (90) days prior to the Expiration Date.

(b) Tenant is not late on more than two (2) occasions within any 12 month period during the term of this Lease in the required payment of Base Rent, Additional Rent or Percentage Rent. For definition

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herein, a rental payment shall be considered "late" if its receipt by Landlord is on or after the sixth (6th) calendar day of the month Landlord shall provide Tenant with written notice of each late payment occurrence

(c) Tenant is not late on more than three (3) occasions within any 12 month period during the term of this Lease in the remittance of Sales Reports as set forth under this Lease For definition herein, a Monthly Sales Report shall be considered "late" if its receipt by Landlord is on or after the twenty-first (21st) day of the month Landlord shall provide Tenant with written notice of each late report submission occurrence

(d) Tenant has remained in full compliance with Landlord's guidelines and regulations for signage, printed displays and show window lettering established for the Premises, and Tenant has not failed to correct or remove any such item not approved by Landlord within twenty (20) days following Landlord's notice on same

(e) Tenant has complied with the operating hours established for Tenant's Premises

~~(f) As a further condition for Landlord granting this renewal option, Tenant's reported gross sales from the Premises for the twelve (12) month period immediately prior to Tenant's written notice of its intent to renew this Lease shall not be less than the Renewal Gross Sales Amount set forth in the Lease Summary.~~

(g) All other terms and conditions of this Lease shall remain unchanged with the exception of (1) monthly Base Rent which shall be increased during the renewal term on each anniversary of the Commencement Date per the Lease Summary, and (2) the inclusion (at the sole discretion of Landlord) of payment of Common Area Maintenance (CAM) if not already being paid monthly by Tenant

64. **SIGNAGE**

Tenant, at Tenant's cost, may display and operate the maximum building fascia signage allowed by local signage code, Landlord's sign criteria, and review and written approval of Landlord

65. CONDITIONS PRECEDENT

All the landlord's obligations of this Lease are expressly conditioned upon Landlord successfully obtaining all necessary governmental permits and approvals, financing, title insurance, reciprocal easements (if any needed), utility commitments and any other development requirements in the Landlord's sole discretion

66. **EXECUTION OF ESTOPPEL CERTIFICATE**: At any time, and from time to time, upon the written request of Landlord or any mortgagee, Tenant within **ten (10)** days of the date of such written request agrees to execute and deliver to Landlord and or such mortgagee, without charge and in a form satisfactory to Landlord and or such mortgagee, a written statement:

(a) Ratifying this Lease:

(b) Confirming the commencement and expiration date of the term of this Lease;

(c) Certifying that Tenant is in occupancy of the premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated.

(d) Certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated;

(e) Certifying that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord or stating the defaults and/or defenses claimed by Tenant;

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(f) Reciting the amount of advance rent, if any, paid by Tenant and the date to which such rent has been paid.

(g) Reciting the amount of security deposited with Landlord, if any; and

(h) Any other information which Landlord or the mortgagee shall require.

67. **FAILURE TO EXECUTE ESTOPPEL CERTIFICATE**: The failure of Tenant to execute, acknowledge and deliver to Landlord and/or any mortgagee a statement in accordance with the provisions above within the said **ten (10)** day period shall constitute acknowledgment by Tenant (which may be relied upon by any person holding or intending to acquire any interest whatsoever in the premises) that this Lease had not been assigned, amended, changed, or modified, is in full force and effect and that the rent has been duly and fully paid not beyond the respective due dates immediately preceding the date of the request of such statement, and shall constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses or offsets against the enforcement of this Lease by Landlord which may exist prior to the date of the written request; and Landlord at its option, may treat such failure as a deliberate event of default. Further, in the event Tenant fails to execute and deliver the instruments and documents as provided above within **ten (10)** days after request in writing by Landlord or such mortgagee or purchaser, as the case may be, Tenant does hereby make, constitute and appoint Landlord or such mortgagee or purchaser, as the case may be, as Tenant's attorney-in-fact empowered in its name, place and stead to do so. The aforesaid power of attorney is given as coupled with an interest and is irrevocable.

68. **RADON WARNING - NOTICE TO PROSPECTIVE TENANT**: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to §404.056(8), Florida Statutes.

69. **VENUE; REMOVAL; WAIVER OF JURY TRIAL; CHOICE OF LAW**: Venue for any dispute hereunder shall be in the state courts of the Judicial Circuit in Brevard County, Florida. All parties waive any right of removal to Federal court. All parties waive trial by jury as to any dispute arising hereunder. Florida law shall govern any dispute arising hereunder.

70. **SEVERABILITY**: If a provision of this Lease is held invalid, it is hereby agreed that all valid provisions that are severable from the invalid provision remain in effect. If a provision in this Lease is held invalid in one or more of its applications, the provision remains in effect in all valid applications.

71. **NO PARTNERSHIP OR JOINT VENTURE**: Neither this Lease, nor any prior agreement if existing, actions or omissions, shall in any respect be interpreted, deemed or construed as making Landlord a partner or joint venturer with Tenant, and Tenant agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Landlord.

72. **SPECIAL PROVISIONS:**

**The terms and conditions provided in this Paragraph 72 are peculiar to this Tenant only. Should any language contained in this Section 72 contradict or conflict with language contained elsewhere in the Lease, the language of this Paragraph 72 shall take precedent.**

**BY SIGNING THIS RENTAL AGREEMENT THE TENANT AGREES THAT UPON SURRENDER OR ABANDONMENT, AS DEFINED BY THE FLORIDA STATUTES, THE LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF THE TENANT'S PERSONAL PROPERTY.**

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IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease as of the day and year first above written.

Witnessed:

LANDLORD: SEABRANCH SQUARE, LLC, a Florida limited liability company

[signature]

Print Name: ROBIN GODBER

By: [signature]
B. W. Simpkins, Manager

[signature]

Print Name: SUSAN C. TIMMINS

Date Executed By Landlord: NOV. 17, 2017

STATE OF FLORIDA
COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 17TH day of NOVEMBER, 2017 by B. W. Simpkins who is [X] personally known to me or [ ] has produced ______ as identification.

( SEAL )

SUSAN C TIMMINS
MY COMMISSION # GG086648
EXPIRES June 04, 2021

[signature]
Notary Public
Print Name SUSAN C. TIMMINS

Witnessed:

[signature]

Karen Danchenko

Print Name:

By: [signature]
Lenh Dombrose Title: MGR.

Print Name:

Date Executed by Tenant: November 12, 2017

STATE OF FLORIDA
COUNTY OF Martin

The foregoing instrument was acknowledged before me this 13th day of November, 2017 by Lenh Dombrose, as ______ of LC FOOD CONCEPTS, LLC. She is [ ] personally known to me or [X] has produced FL Drivers License D516 523 49 832 0 as identification.

( SEAL )

KAREN M DANCHENKO
MY COMMISSION # FF988633
EXPIRES May 03, 2020
(407) 398-0153 FloridaNotaryService.com

[signature]
Notary Public
Print Name Karen Danchenko

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BWS
Landlord

[initials]
Tenant